Exhibit 99.1

HubSpot Reports Q2 2024 Results

CAMBRIDGE, MA (August 7, 2024) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the second quarter ended June 30, 2024.

Financial Highlights:

Revenue

●
Total revenue was $637.2 million, up 20% compared to Q2'23.
o
Subscription revenue was $623.8 million, up 20% compared to Q2'23.
o
Professional services and other revenue was $13.5 million, up 18% compared to Q2'23.

Operating Income (Loss)

●
GAAP operating margin was (3.8%), compared to (22.0%) in Q2'23.
●
Non-GAAP operating margin was 17.2%, compared to 14.5% in Q2'23.
●
GAAP operating loss was ($23.9) million, compared to ($116.2) million in Q2'23.
●
Non-GAAP operating income was $109.3 million, compared to $76.6 million in Q2'23.

Net Income (Loss)

●
GAAP net loss was ($14.4) million, or ($0.28) per basic and diluted share, compared to net loss of ($111.8) million, or ($2.25) per basic and diluted share in Q2'23.
●
Non-GAAP net income was $103.5 million, or $2.03 per basic and $1.94 per diluted share, compared to $71.8 million, or $1.45 per basic and $1.38 per diluted share in Q2'23.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 51.0 million, compared to 49.7 million basic and diluted shares in Q2'23.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 51.0 million and 53.4 million, respectively, compared to 49.7 million and 52.1 million, respectively, in Q2'23.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.9 billion as of June 30, 2024.
●
During the second quarter, the company generated $117.8 million of cash from operating cash flow, compared to $76.5 million during Q2'23.
●
During the second quarter, the company generated $121.7 million of cash from non-GAAP operating cash flow and $92.1 million of non-GAAP free cash flow, compared to $87.0 million of cash from non-GAAP operating cash flow and $59.6 million of non-GAAP free cash flow during Q2'23.

Additional Recent Business Highlights

●
Grew Customers to 228,054 at June 30, 2024, up 23% from June 30, 2023.
●
Average Subscription Revenue Per Customer was $11,215 during the second quarter of 2024, down 2% compared to the second quarter of 2023.

“Q2 was another solid quarter of revenue growth and profitability driven by our rapid pace of innovation and consistent execution,” said Yamini Rangan, Chief Executive Officer at HubSpot. “I am thrilled to see customers consolidating on HubSpot and the momentum we have in becoming the customer platform of choice for scaling companies. We run our business for the long-term and are focused on solving for our customers, innovating our platform, and prioritizing strong

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execution. That has been and will continue to be our priority. And it will continue to set us apart to drive durable growth and create long term shareholder value.”

Business Outlook
Based on information available as of August 7, 2024, HubSpot is issuing guidance for the third quarter of 2024 and full year 2024 as indicated below.

Third Quarter 2024:

•
Total revenue is expected to be in the range of $646.0 million to $647.0 million.
o
Foreign exchange rates are expected to have a neutral impact to third quarter 2024 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $107.0 million to $108.0 million.
•
Non-GAAP net income per common share is expected to be in the range of $1.89 to $1.91. This assumes approximately 53.5 million weighted average diluted shares outstanding.

Full Year 2024:

•
Total revenue is expected to be in the range of $2.567 billion to $2.573 billion.
o
Foreign exchange rates are expected to have a neutral impact to full year 2024 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $437.0 million to $441.0 million.
•
Non-GAAP net income per common share is expected to be in the range of $7.64 to $7.70. This assumes approximately 53.4 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period rates with prior period average rates.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, August 7, 2024 at 4:30 p.m. Eastern Time (ET) to discuss the company’s second quarter 2024 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 204-525-0658 (international). The replay passcode is 614825. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected

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ecosystem with over 1,500 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the third fiscal quarter of and full year 2024 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2024	2023(1)
Assets
Current assets:
Cash and cash equivalents	$797,875	$387,987
Short-term investments	937,830	1,000,245
Accounts receivable	269,908	295,303
Deferred commission expense	119,558	99,326
Prepaid expenses and other current assets	111,033	88,679
Total current assets	2,236,204	1,871,540
Long-term investments	209,992	325,703
Property and equipment, net	105,886	103,331
Capitalized software development costs, net	132,026	106,229
Right-of-use assets	228,406	251,071
Deferred commission expense, net of current portion	138,636	122,194
Other assets	93,866	75,247
Intangible assets, net	37,421	42,316
Goodwill	173,565	173,761
Total assets	$3,356,002	$3,071,392
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,115	$9,106
Accrued compensation costs	61,206	53,462
Accrued commissions	78,657	78,169
Accrued expenses and other current liabilities	95,078	94,074
Operating lease liabilities	32,886	35,047
Convertible senior notes	457,196	—
Deferred revenue	708,113	672,150
Total current liabilities	1,437,251	942,008
Operating lease liabilities, net of current portion	273,137	296,561
Deferred revenue, net of current portion	4,606	5,810
Other long-term liabilities	40,109	36,459
Convertible senior notes, net of current portion	—	456,206
Total liabilities	1,755,103	1,737,044
Stockholders’ equity:
Common stock	51	50
Additional paid-in capital	2,418,608	2,136,908
Accumulated other comprehensive income (loss)	(4,822)	1,827
Accumulated deficit	(812,938)	(804,437)
Total stockholders’ equity	1,600,899	1,334,348
Total liabilities and stockholders’ equity	$3,356,002	$3,071,392

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $2.3 million for the three months ended June 30, 2023 and $4.0 million for the six months ended June 30, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three and six months ended June 30, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-Q for additional information.

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023(1)	2024	2023(1)
Revenues:
Subscription	$623,763	$517,678	$1,227,559	$1,007,421
Professional services and other	13,467	11,460	27,085	23,337
Total revenue	637,230	529,138	1,254,644	1,030,758
Cost of revenues:
Subscription	81,618	71,494	162,342	138,116
Professional services and other	13,899	13,462	28,262	27,169
Total cost of revenues	95,517	84,956	190,604	165,285
Gross profit	541,713	444,182	1,064,040	865,473
Operating expenses:
Research and development	198,180	169,955	373,817	297,639
Sales and marketing	293,794	265,294	594,081	515,971
General and administrative	72,597	61,222	141,452	118,630
Restructuring	1,077	63,880	1,859	92,450
Total operating expenses	565,648	560,351	1,111,209	1,024,690
Loss from operations	(23,935)	(116,169)	(47,169)	(159,217)
Other income (expense):
Interest income	20,370	13,542	39,097	24,013
Interest expense	(901)	(937)	(1,836)	(1,867)
Other expense	1,784	330	14,945	(465)
Total other income	21,253	12,935	52,206	21,681
(Loss) income before income tax expense	(2,682)	(103,234)	5,037	(137,536)
Income tax expense	(11,753)	(8,569)	(13,538)	(10,987)
Net loss	$(14,435)	$(111,803)	$(8,501)	$(148,523)
Net loss per share, basic and diluted	$(0.28)	$(2.25)	$(0.17)	$(3.00)
Weighted average common shares used in computing basic and diluted net loss per share:	51,005	49,703	50,847	49,550

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $2.3 million for the three months ended June 30, 2023 and $4.0 million for the six months ended June 30, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three and six months ended June 30, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-Q for additional information.

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023(1)	2024	2023(1)
Operating Activities:
Net loss	$(14,435)	$(111,803)	$(8,501)	$(148,523)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	22,204	16,429	43,438	32,999
Stock-based compensation	128,994	128,003	240,116	211,038
Restructuring charges	—	62,657	—	64,938
Gain on strategic investments	(2,103)	—	(18,456)	—
Impairment of strategic investments	479	—	4,094	—
(Benefit from) provision for deferred income taxes	(45)	4,755	(212)	4,802
Amortization of debt discount and issuance costs	502	496	1,002	980
Accretion of bond discount	(10,517)	(10,769)	(23,080)	(18,777)
Unrealized currency translation	(1,486)	236	(948)	(122)
Changes in assets and liabilities
Accounts receivable	(7,001)	(8,991)	18,422	21,626
Prepaid expenses and other assets	(21,755)	(27,028)	(27,228)	(47,445)
Deferred commission expense	(23,083)	(18,495)	(40,084)	(37,034)
Right-of-use assets	13,994	12,489	20,384	20,972
Accounts payable	1,082	59	(218)	(17,814)
Accrued expenses and other liabilities	28,330	23,868	15,049	46,527
Operating lease liabilities	(10,410)	(8,156)	(23,153)	(17,985)
Deferred revenue	13,078	12,793	44,291	41,431
Net cash and cash equivalents provided by operating activities	117,828	76,543	244,916	157,613
Investing Activities:
Purchases of investments	(252,339)	(369,117)	(651,717)	(731,363)
Maturities of investments	496,805	441,867	849,595	729,834
Purchases of property and equipment	(8,200)	(10,879)	(14,082)	(14,189)
Purchases of strategic investments	(3,600)	—	(3,627)	(6,000)
Capitalization of software development costs	(21,441)	(16,473)	(43,075)	(31,595)
Proceeds from net working capital settlement	1,933	—	1,933	—
Net cash and cash equivalents provided by (used in) investing activities	213,158	45,398	139,027	(53,313)
Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(4,696)	(2,904)	(13,484)	(4,102)
Proceeds related to the issuance of common stock under stock plans	25,301	13,296	45,244	24,550
Net cash and cash equivalents provided by financing activities	20,605	10,392	31,760	20,448
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,509)	(274)	(5,815)	1,448
Net increase in cash, cash equivalents and restricted cash	350,082	132,059	409,888	126,196
Cash, cash equivalents and restricted cash, beginning of period	451,846	328,312	392,040	334,175
Cash, cash equivalents and restricted cash, end of period	$801,928	$460,371	$801,928	$460,371

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $2.3 million for the three months ended June 30, 2023 and $4.0 million for the six months ended June 30, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three and six months ended June 30, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-Q for additional information.

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating loss	$(23,935)	$(116,169)	$(47,169)	$(159,217)
Stock-based compensation	128,994	128,003	240,116	211,038
Amortization of acquired intangible assets	2,341	851	4,685	1,696
Acquisition related expense	838	—	2,389	—
Restructuring charges	1,077	63,880	1,859	92,450
Non-GAAP operating income	$109,315	$76,565	$201,880	$145,967

GAAP operating margin	(3.8%)	(22.0%)	(3.8%)	(15.4%)
Non-GAAP operating margin	17.2%	14.5%	16.1%	14.2%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net loss	$(14,435)	$(111,803)	$(8,501)	$(148,523)
Stock-based compensation	128,994	128,003	240,116	211,038
Acquisition related expense	838	—	2,389	—
Amortization of acquired intangibles assets	2,341	851	4,685	1,696
Restructuring charges	1,077	63,880	1,859	92,450
Non-cash interest expense for amortization of debt issuance costs	502	496	1,002	980
Gain on strategic investments	(1,624)	—	(14,362)	—
(Gain) loss on equity method investment	(11)	(188)	54	(66)
Income tax effects of non-GAAP items	(14,134)	(9,393)	(34,618)	(22,725)
Non-GAAP net income	$103,548	$71,846	$192,624	$134,850

Non-GAAP net income per share:
Basic	$2.03	$1.45	$3.79	$2.72
Diluted	$1.94	$1.38	$3.62	$2.60
Shares used in non-GAAP per share calculations
Basic	51,005	49,703	50,847	49,550
Diluted	53,376	52,100	53,250	51,798

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2024					2023
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$81,618	$13,899	$198,180	$293,794	$72,597	$71,494	$13,462	$169,955	$265,294	$61,222
Stock -based compensation	(5,444)	(1,128)	(64,693)	(36,168)	(21,561)	(3,516)	(1,459)	(64,060)	(38,625)	(20,343)
Amortization of acquired intangible assets	(1,879)	—	—	(357)	(105)	(405)	—	—	(446)	—
Acquisition related expense	—	—	(709)	—	(129)	—	—	—	—	—
Non-GAAP expense	$74,295	$12,771	$132,778	$257,269	$50,802	$67,573	$12,003	$105,895	$226,223	$40,879

GAAP expense as a percentage of revenue	12.8%	2.2%	31.1%	46.1%	11.4%	13.5%	2.5%	32.1%	50.1%	11.6%
Non-GAAP expense as a percentage of revenue	11.7%	2.0%	20.8%	40.4%	8.0%	12.8%	2.3%	20.0%	42.8%	7.7%

	Six Months Ended June 30,
	2024					2023
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$162,342	$28,262	$373,817	$594,081	$141,452	$138,116	$27,169	$297,639	$515,971	$118,630
Stock -based compensation	(10,404)	(2,215)	(115,318)	(71,325)	(40,854)	(6,259)	(2,546)	(97,384)	(68,794)	(36,055)
Amortization of acquired intangible assets	(3,761)	—	—	(714)	(210)	(804)	—	—	(892)	—
Acquisition related expense	—	—	(1,755)	—	(634)	—	—	—	—	—
Non-GAAP expense	$148,177	$26,047	$256,744	$522,042	$99,754	$131,053	$24,623	$200,255	$446,285	$82,575

GAAP expense as a percentage of revenue	12.9%	2.3%	29.8%	47.4%	11.3%	13.4%	2.6%	28.9%	50.1%	11.5%
Non-GAAP expense as a percentage of revenue	11.8%	2.1%	20.5%	41.6%	8.0%	12.7%	2.4%	19.4%	43.3%	8.0%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP subscription margin	$542,145	$446,184	$1,065,217	$869,305
Stock-based compensation	5,444	3,516	10,404	6,259
Amortization of acquired intangible assets	1,879	405	3,761	804
Non-GAAP subscription margin	$549,468	$450,105	$1,079,382	$876,368

GAAP subscription margin percentage	86.9%	86.2%	86.8%	86.3%
Non-GAAP subscription margin percentage	88.1%	86.9%	87.9%	87.0%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$117,828	$76,543	$244,916	$157,613
Purchases of property and equipment	(8,200)	(10,879)	(14,082)	(14,189)
Capitalization of software development costs	(21,441)	(16,473)	(43,075)	(31,595)
Payment of restructuring charges	3,881	10,425	8,071	32,939
Non-GAAP free cash flow	$92,068	$59,616	$195,830	$144,768

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$117,828	$76,543	$244,916	$157,613
Payment of restructuring charges	3,881	10,425	8,071	32,939
Non-GAAP operating cash flow	$121,709	$86,968	$252,987	$190,552

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended September 30, 2024	Year Ended December 31, 2024
GAAP operating income range	($31,149)-($30,299)	($96,152)-($92,752)
Stock-based compensation	134,049	516,149
Amortization of acquired intangible assets	2,350	9,403
Acquisition related expense	800	3,800
Restructuring charges	950-1,100	3,800-4,400
Non-GAAP operating income range	$107,000-$108,000	$437,000-$441,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended September 30, 2024	Year Ended December 31, 2024
GAAP net loss range	($15,057)-($13,894)	($30,085)-($26,935)
Stock-based compensation	134,049	516,149
Amortization of acquired intangible assets	2,350	9,403
Acquisition related expense	800	3,800
Non-cash interest expense for amortization of debt issuance costs	503	2,019
Gain on strategic investments	—	(14,362)
Loss on equity method investment	—	54
Restructuring charges	950-1,100	3,800-4,400
Income tax effects of non-GAAP items	(22,795)-(23,058)	(82,578)-(83,328)
Non-GAAP net income range	$100,800-$101,850	$408,200-$411,200

GAAP net income per basic and diluted share	($0.29)-($0.27)	($0.59)-($0.53)
Non-GAAP net income per diluted share	$1.89-$1.91	$7.64-$7.70

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	51,367	51,182
Weighted average common shares used in computing non-GAAP diluted net loss per share:	53,454	53,422

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, gain on or impairment of strategic investments, loss of equity method investment, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition,

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management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, gain or loss on equity method investment, restructuring charges and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our

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fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented on January 25, 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. Over the remaining lease term (into 2027), we expect to both incur incremental restructuring charges and make cash payments related to the facilities that we abandoned in 2023. The abandonment of facilities is part of the restructuring plan we authorized in January 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $13-16 million and will be paid in cash over the remaining lease term. We also expect to make cash payments of approximately $51.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments over the remaining lease term for which we have taken the full P&L restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

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